Exhibit 99.1

Marinus Pharmaceuticals Appoints Dr. Saraswathy (Sara) Nochur

to Board of Directors

RADNOR, Pa. -- March 24, 2021-- Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat rare seizure disorders, today announced the appointment of Saraswathy (“Sara”) Nochur, Ph.D., to its Board of Directors.

“Sara brings tremendous experience and success in managing global regulatory and drug development and has been involved in the approval of several novel drugs for rare diseases,” said Scott Braunstein, M.D., Chief Executive Officer of Marinus. “She was instrumental in developing global innovative regulatory strategies for the development and approval of a new class of medicines based on RNA interference. Along with her regulatory and scientific expertise, she brings a strong commitment to diversity and promoting workplace inclusion, which will serve Marinus well as we grow and develop the company towards a commercial organization.”

Dr. Nochur currently serves as Chief Diversity, Equity and Inclusion Officer at Alnylam Pharmaceuticals in Cambridge, MA. Prior to taking on this role in January 2021, she was Chief Regulatory Officer/Vice President and Head of Regulatory Affairs at Alnylam for 14 years. Dr. Nochur has participated as a member of the Management Board of Alnylam and led a world-class team of global regulatory affairs professionals, enabling the multi-national development and approval of three novel drugs for the treatment of rare diseases. At Alnylam, Dr. Nochur and her team successfully leveraged a wide range of key global regulatory pathways, including Orphan Drug Designation, Breakthrough Designation, PRIME Scheme, Pediatric Investigational Plan, Pediatric Voucher, Priority Review, Accelerated Assessment and Accelerated Review.

She has been active in Boston’s biotechnology industry since 1989, and over the years has been a mentor to young professionals as a member of the Healthcare Businesswomen’s Association. Dr. Nochur currently serves on the Advisory Board of Women in the Enterprise of Science and Technology (WEST) and is a host and Chair of the Board of Hospitality Homes, a non-profit organization that provides free or low-cost housing for patients from around the world who seek specialty medical care in Boston.

“Sara is an excellent addition to the board, and we are confident that her extensive background will complement the skill sets of our current board members,” said Nicole Vitullo, Director, Chairman of the Board at Marinus. “Her perspective will be invaluable as Marinus approaches submission of a new drug application to the FDA for the use of ganaxolone in treating CDKL5 deficiency disorder, as well as evaluation of our clinical programs and regulatory strategies in the United States and abroad.”

Dr. Nochur holds a Ph.D. degree in Biochemical Engineering from the Massachusetts Institute of Technology, a master’s degree in Microbiology and bachelor’s degree in Microbiology and Chemistry from the University of Bombay.

About Marinus Pharmaceuticals

Marinus Pharmaceuticals, Inc. is a pharmaceutical company dedicated to the development of innovative therapeutics to treat rare seizure disorders. Ganaxolone is a positive allosteric modulator of GABAA receptors that acts on a well-characterized target in the brain known to have anti-seizure, anti-depressant and anti-anxiety effects. Ganaxolone is being developed in IV and oral dose forms intended to maximize therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings. Marinus recently completed the first ever Phase 3 pivotal trial in children with CDKL5 deficiency disorder and is conducting a Phase 2 trial in tuberous sclerosis complex, as well as a Phase 2 biomarker-driven proof-of-concept trial in PCDH19-related epilepsy. The company is currently initiating a Phase 3 trial in refractory status epilepticus. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our clinical development plans for ganaxolone; our planned mid-2021 NDA submission for CDD. Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Marinus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see filings Marinus has made with the Securities and Exchange Commission.

Contact:

Sasha Damouni Ellis

Vice President, Investor Relations & Corporate Communications

Marinus Pharmaceuticals, Inc.

484-253-6792

sdamouni@marinuspharma.com